Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements on Form S-3 related to the Shelf Registration dated December 11, 1997 (File No. 333-42049), Form S-3 related to the Shelf Registration dated May 26, 2000 (File No. 333-37922) and Form S-3 related to the Shelf Registration dated May 16, 2003 (File No. 333-105329), as amended, of Colonial Realty Limited Partnership of our report dated March 1, 2004 relating to financial statements and financial statement schedules, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
March 15, 2004